JOINT FILER INFORMATION

Title of Security:	Common Stock

Issuer & Ticker Symbol:	Peabody Energy Corp. (BTU)

Designated Filer:	Lehman Brothers Holdings Inc.

Other Joint Filer(s):

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

LB I Group Inc.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers MBG Partners 1999 (A) L.P .
745 Seventh Avenue
New York, New York 10019

Lehman Brothers MBG Partners 1999 (B) L.P.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers MBG Partners 1999 (C) L.P.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Capital Partners IV, L.P.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Capital Partners III, L.P.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Merchant Banking Partners II Inc.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Merchant Banking Partners II L.P.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Offshore Partners II Ltd.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Offshore Investment Partners II L.P.
745 Seventh Avenue
New York, New York 10019

Date of Event
Requiring Statement:	July 29, 2003

Signature on behalf
Of other above filer:	/s/ Barrett S. DiPaolo
Barrett S. DiPaolo
Vice President and Authorized Signatory